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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated June 27, 1997, relating to the financial statements of Alltel Healthcare Information Services, Inc., which appears in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.




Price Waterhouse LLP


Atlanta, Georgia
June 26, 1998